EXHIBIT (q)(2)

POWER OF ATTORNEY

The undersigned constitutes and appoints Jerome L. Dodson and Richard D. Silberman and each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to the Form N1-A Registration Statement of Parnassus Fund (SEC file numbers 811-04044 and 002-93131) and the Form N1-A Registration Statement of Parnassus Income Funds (SEC file numbers 811-06673 and 033-36065), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date: February 12, 2013	/s/ Donald J. Boteler

Donald J. Boteler